UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006 (December 4, 2006)

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600 Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 6, 2006, Sterling Bancshares, Inc. (the “Company”) filed a Form 8-K (“Initial Form 8-K”) in connection with its appointment of Zach L. Wasson as the Company’s Chief Financial Officer and Executive Vice President. The Company disclosed that in connection with his employment he entered into a Severance and Non-Competition Agreement. This Amendment No. 1 on
Form 8-K/A hereby amends and restates in its entirety the Initial Form 8-K to reflect the execution of an offer letter, in addition to a Severance and Non-Competition Agreement, in connection with Mr. Wasson’s appointment. Other than as expressly set forth above, this Form 8-K/A does not purport to reflect any events that have occurred after the Initial Form 8-K was filed on December 6, 2006.

Item 1.01 Entry Into a Material Definitive Agreement

The information set forth in Item 5.02 below is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c). Appointment of Principal Officers.

On December 4, 2006, Zach L. Wasson joined the Company as Chief Financial Officer and Executive Vice President. Former Chief Financial Officer Stephen C. Raffaele has assumed the position of Chief Investment Officer for the Company and will remain Executive Vice President.

Mr. Wasson executed an offer letter from the Company, pursuant to which he agreed to serve as the Chief Financial Officer and Executive Vice President of the Company. The offer letter is effective as of December 4, 2006 and provides that Mr. Wasson will receive an annual base salary of $275,000, and is eligible to receive an annual bonus targeted at 50% of his base salary. Under the terms of the offer letter, he is guaranteed a 2007 bonus of $137,500 payable quarterly. As a result of Mr. Wasson joining the Company prior to the end of 2006, he will also receive a 2006 fourth quarter bonus of $34,375. In addition, Mr. Wasson received relocation assistance in the amount of $113,417. Pursuant to the offer letter, the Company will provide to Mr. Wasson (i) either a monthly $1,200 automobile allowance or a bank-owned automobile (purchase price up to $35,000), and (ii) reimbursement for expenses incurred in the furtherance of Company business, including membership dues to a social club up to $500 per month and reasonable initiation fees to such social clubs (approximately $30,000). Mr. Wasson is also entitled to participate in all benefit plans customarily made available to officers of Sterling Bank on the same basis as other officers with Mr. Wasson’s equivalent title and salary, including the Company’s long-term incentive program pursuant to the Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan. In addition, Mr. Wasson is eligible to participate in the Company’s Short-term Incentive Plan for Shared Service Members and the Sterling Bancshares Inc. Employee Savings Plan.

Item 5.02(c). Appointment of Principal Officers.

In connection with his employment, the Company and Mr. Wasson also entered into a Severance and Non-Competition Agreement (the “Agreement”). The Agreement provides for certain severance benefits and includes a grant of shares of the Company’s common stock. Additionally, the Agreement sets forth certain obligations to which Mr. Wasson will agree with regard to non-competition, non-solicitation, and maintaining confidential information.

Pursuant to the Agreement, Mr. Wasson was granted 5,000 shares of the Company’s common stock. In addition, Mr. Wasson received a $50,000 cash bonus payable on the first regular payroll after he has begun active employment.

The Agreement provides for the following severance payments and benefits upon a termination of Mr. Wasson’s employment under the circumstances described below:

•	two years’ base pay payable in equal installments in accordance with the Company’s regular pay period;

•	an annual bonus for two years in an amount equal to the highest annual bonus paid to Mr. Wasson during the three years preceding termination or change of control (as defined in the Agreement);

•	continued eligibility for Company perquisites and welfare benefit plans, to the extent permitted, and in the event participation is not permitted, payment of the cost of such welfare benefits; and

•	to the extent permitted by law or the applicable plan, accelerated vesting under all benefits plans, options or similar awards.

To become eligible for such severance benefits, either:

•	Mr. Wasson’s employment with the Company must be terminated by the Company prior to any change of control for any reason other than cause, disability (as such terms are defined in the Agreement) or death; or

•	following a change of control, Mr. Wasson’s employment with the Company (or its successor) is terminated within two years of the change of control either by the Company (or its successor) for any reason other than cause, disability or death or by Mr. Wasson for good reason (as defined in the Agreement), or is otherwise terminated by the Company (or its successor) after such two year period for any reason other than cause, disability or death.

Under the terms of the Agreement, Mr. Wasson will agree to the following:

•	to not compete, either as an owner, employee or agent of a financial institution, with the Company or any subsidiary within Harris County, Texas or any contiguous county or otherwise request or induce any customer, depositor or borrower to terminate its business relationship with the Company or any subsidiary during the period of his employment and until the first anniversary of his termination of employment;

•	to not solicit the employment of any officers or employees of the Company or its subsidiaries during the period of his employment and until the first anniversary of his termination of employment; and

•	to not disclose or otherwise use for his benefit or for the benefit of any person other than the Company and its subsidiaries, any confidential information (as defined in the Agreement) of the Company.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Severance and Non-Competition Agreement between Sterling Bancshares, Inc., a Texas corporation, and Zach L. Wasson dated December 4, 2006.**

**	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: December 8, 2006	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr. Executive Vice President and General Counsel